UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2003

          PACIFICHEALTH LABORATORIES, INC.

(Exact name of registrant as specified in charter)

Delaware	000-23495	22-3367588
(State of other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

100 Matawan Road, Suite 420 Matawan, NJ	07747-3913
(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code: (732) 739-2900

(Former name or former address, if changed since last report.)

Item 5.           Other Events

Appointment of New Director

     On September 23, 2003, the Company’s Board of Directors increased the number of directors to seven, and elected Gregory Thomas Horn to Board effective September 24, 2003. Mr. Horn is currently a Partner and Managing Director of Lyric Capital, a venture capital firm based in West Palm Beach, Florida. From 1991 through, 2001, Mr. Horn was an executive with General Nutrition, Inc., most recently as Chief Executive Officer. General Nutrition, Inc. is a specialty retailer that has been our largest customer for several years. After the purchase of General Nutrition by Royal Numico, Mr. Horn served as Group Director of Nutritional Supplements and an Executive Board member of Royal Numico; a $4.5 billion global specialty nutrition company where he developed and led the U.S. and European launch of innovative nutritional supplements. Mr. Horn received an MBA from the University of California, Los Angeles in 1989 and a B.A., Summa Cum Laude, in Management and Psychology from University of Redlands in 1987.

Closing of Private Placement.

On September 30, 2003, PacificHealth Laboratories, Inc. issued a press release announcing the closing of an additional $925,000 investment in its private placement of Units, each Unit consisting of two shares of common stock and one warrant exercisable for one share of common stock. The investors paid a Unit purchase price of $0.935. The Company had previously announced the initial closing of $575,000 in gross proceeds from the private placement. Among those participating in this private placement was the Company’s new director, Gregory T. Horn. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.           Financial Statements and Exhibits.

     (a)     Not applicable.

     (b)     Not applicable.

     (c)     Exhibits

Exhibit No.	Description
99.1	Press release dated September 30, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  PACIFICHEALTH LABORATORIES, INC.

Dated: October 2, 2003	By:	/s/ Stephen P. Kuchen
Stephen P. Kuchen
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated September 30, 2003.